Exhibit 21.1

BEST BUY CO., INC.

SUBSIDIARIES OF THE REGISTRANT AS OF 03/01/2003*

State or Province of Formation
BBC Insurance Agency, Inc.	Minnesota
BBC Investment Co.	Nevada
BBY Networks, Inc.	Minnesota
Best Buy Stores, L.P.	Delaware
Best Buy Purchasing LLC	Minnesota
Nichols Distribution, LLC	Minnesota
BestBuy.com, LLC	Delaware
Geek Squad, Inc.	Minnesota
BBC Property Co.	Minnesota
Best Buy Stores, L.P.	Delaware
Best Buy Purchasing LLC	Minnesota
Nichols Distribution, LLC	Minnesota
BestBuy.com, LLC	Delaware
Geek Squad, Inc.	Minnesota
Best Buy Concepts, Inc.	Nevada
BBCAN Finance Company One, ULC	Nova Scotia
BBCAN Financial Services, L.P.	Alberta
BBCAN Finance Company Two, ULC	Nova Scotia
BBCAN Financial Services, L.P.	Alberta
Future Shop Acquisition Inc.	Nova Scotia
656956 British Columbia Ltd.	British Columbia
661899 British Columbia Ltd.	British Columbia
Best Buy Canada Ltd.	Canadian Federal Corporation
BBCAN Intangibles, Limited Partnership	British Columbia
FutureGard Reinsurance Ltd.	Turks & Caicos Islands
Futureshop.com Ltd.	British Columbia
BBCAN Intangibles, Limited Partnership	British Columbia
Vycom Partners LLP	Washington
Future Shop (U.S.) L.P.	Washington
FutureShop, Inc.	Washington
Vycom Partners LLP	Washington
Future Shop (U.S.) L.P.	Washington
Future Shop (U.S.) L.P.	Washington
Best Buy Holdings BV	Netherlands
Best Buy (Bermuda) Limited	Bermuda
Magnolia Hi-Fi, Inc.	Washington
Musicland Stores Corporation	Delaware
The Musicland Group, Inc.	Delaware
Media Play, Inc.	Delaware
MG Financial Services, Inc.	Delaware
MLG Internet, Inc.	Delaware
Musicland Retail, Inc.	Delaware
Suncoast Motion Picture Company, Inc.	Delaware
Suncoast Group, Inc.	Delaware
Suncoast Retail, Inc.	Delaware
On Cue, Inc.	Delaware
Request Media, Inc.	Delaware

Suncoast Motion Picture Company, Inc.	Delaware
Suncoast Group, Inc.	Delaware
Suncoast Retail, Inc.	Delaware
TMG Caribbean, Inc.	Delaware
TMG-Virgin Islands, Inc.	Delaware
Redline Entertainment, Inc.	Minnesota
vpr Matrix, Inc.	Minnesota
vpr Matrix (Hong Kong) Limited	Hong Kong
vpr Matrix (Canada) Company	Nova Scotia
vpr Matrix BV	Netherlands
BBY Holdings International, Inc.	Minnesota
vpr Matrix (Hong Kong) Limited	Hong Kong
vpr Matrix (Canada) Company	Nova Scotia
vpr Matrix BV	Netherlands
CP Gal Ritchfield, LLC	Delaware
Best Buy Enterprise Services, Inc.	Minnesota
Best Buy Finance, Inc.	Minnesota

*                                         Indirect subsidiaries are indicated by indentation.